Exhibit 10.3C

AMENDMENT NUMBER THREE
TO THE
ALABAMA NATIONAL BANCORPORATION
PLAN FOR THE DEFERRAL OF COMPENSATION
BY NON-EMPLOYEE DIRECTORS OF THE SUBSIDIARY BANKS

WHEREAS, Alabama National BanCorporation (“ANB”) maintains the Alabama National BanCorporation Plan for the Deferral of Compensation by Non-Employee Directors of the Subsidiary Banks (the “Plan”); and

WHEREAS, pursuant to Section 7(d) of the Plan, ANB reserved the right to amend the Plan; and

WHEREAS, currently, the non-employee directors of four of ANB’s subsidiary banks (National Bank of Commerce of Birmingham, First American Bank, Community Bank of Naples and Peoples State Bank of Groveland) are eligible to participate in the Plan; and

WHEREAS, the Board of Directors of ANB has approved an amendment to the Plan such that non-employee directors of a fifth subsidiary bank, Citizens & Peoples Bank, N.A., shall also be eligible to participate in the Plan.

NOW, THEREFORE, the Plan is hereby amended effective as of March 1, 2002 as follows:

1.        Amend Exhibit A to the Plan by adding the following to the list of eligible subsidiary banks:

Citizens & Peoples Bank, N.A.

2.        All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, ANB has caused this amendment to be executed by duly authorized representatives this 27th day of February, 2002.

ATTEST:		ALABAMA NATIONAL BANCORPORATION
/s/ KIMBERLY MOORE		By:	/s/ RICHARD MURRAY, IV

Its:	Corporate Secretary	Its:	President

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